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                                                                    Exhibit 99.1

              AAI and PDC Form Pharmaceutical Development Alliance
                   Agreement enhances drug development efforts
                         in biotechnology-based products


WILMINGTON, NORTH CAROLINA, JUNE 1, 2000 -- Applied Analytical Industries (NASDAQ: AAII) has entered into a formal alliance with Pharmaceutical Development Center (PDC), to provide sterile drug manufacturing services, in support of AAI's expanding drug research, development, formulation and manufacturing capabilities.

Fred Sancilio, Ph.D., CEO and chairman of AAI commented, "This relationship will allow products developed in our state-of-the-art biotechnology laboratory to be scaled-up to commercial size for eventual market introduction. This alliance continues to position AAI as a specialty pharmaceutical company focused on solving challenging scientific problems and enabling the company to capture more of the upside opportunity in drug development through royalty sharing, production charges or direct marketing of products in targeted niche therapeutic areas. We are pleased to conclude this alliance in what already looks to be a strong second quarter performance, substantially better than last year's results."

"We are happy to be associated with AAI," said Terry W. Osborn, Ph.D., MBA, president and chief executive officer of PDC. "We share a common goal to develop drugs, rather than just providing pharmaceutical testing. Both PDC and AAI believe that our sterile manufacturing facilities are an essential part of the future of new drug development."

PDC is privately held and headquartered in Charleston, South Carolina. The company, founded in 1979, provides an array of scientific products and services. PDC will be providing AAI with sterile processing capabilities including producing solutions for injection, lyophilization, and sterile powders. Non-sterile processing capabilities being provided include the manufacturing of solid dosage forms, liquids and semi-solids.

"Today, important new drugs are being developed through biotechnology," said Bill Blank, executive vice president for sales & marketing for AAI. "These drugs are generally in the form of large molecules. Currently, large molecule drugs are most practically administered by injection, which requires sterile manufacturing. We believe that PDC's sterile processing capabilities are an excellent match with AAI's formulations, product licensing, and other drug development activities."

ABOUT AAI

AAI is a specialty pharmaceutical and product development company with comprehensive drug development capabilities in the United States, Europe and Asia. Since 1979, AAI has partnered with pharmaceutical companies on both a fee-for-service and royalty and milestone payment basis, providing the expertise and knowledge to create quality health care products. The company has earned a reputation for solving complex pharmaceutical challenges utilizing analytical testing and formulations development techniques, as well as validation and regulatory affairs support


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services. Its stock is listed on Nasdaq (AAII). For more information about AAI, visit the company's website at www.aaiintl.com.

ABOUT PDC

PDC is built on two decades of client service and the highest level of academic scholarship in research. The Pharmaceutical Development Center located in Charleston, South Carolina has become a recognized leader in providing superior development and consulting services for a wide variety of dosage forms. PDC's new state of the art cGMP facility affords the highest quality levels for development and manufacturing of all sterile and non-sterile dosage forms. PDC's core competency is in the area of sterile processing including aseptic filling, terminal sterilization and lyophilization. The company has extensive experience with small molecules as well as proteins, peptides and polynucleic acids. PDC also offers development and manufacturing services for tablets, capsules, liquids, powders, topicals, semi-solids and DEA controlled substances. For more information about PDC, please call Gerald J. Vardzel Vice President Business Development at (843) 746-2508 or visit the company's website at www.pdclabs.com.

Forward-Looking Statements

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including statements by Dr. Sancilio in the second paragraph of this press release. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to the Company's ability to successfully develop and focus direct selling efforts in identified niche products while successfully partnering with major pharmaceutical companies in other product areas, successfully and timely complete product development projects and scale up the resulting products to commercial production, enter into additional beneficial agreements with respect to its products with pharmaceutical companies, and obtain timely regulatory approvals of the Company's developed products. Additional factors that may cause the actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on March 30, 2000, its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2000, including the exhibits thereof, its Form 8-Ks and its other periodic filings.